Money Manager Agreement

	This agreement (the Money Manager Agreement) is between TIFF Investment Program (TIP), a Delaware statutory trust, for its TIFF Multi-Asset Fund (the Fund), and Neuberger Berman Asia Limited (the Manager), a registered investment adviser under the Investment Advisers Act of 1940, as amended (the Advisers Act) and is effective as of June 13, 2016 (the Effective Date).
Recitals

	TIP is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the 1940 Act); and
	TIP wishes to retain the Manager to render advisory services to the Fund and the Manager is willing to render those services.
	The parties therefore agree as follows:
1.	Managed Assets
	The Manager will provide investment management
services with respect to assets placed with the Manager on
behalf of the Fund from time to time.  Such assets, as changed by investment, reinvestment, additions, disbursements of
expenses, and withdrawals, are referred to in this Agreement as the Managed Assets. The Fund may make additions to or withdraw all or any portion of the Managed Assets from this management arrangement at any time.
2.	Appointment and Powers of Manager; Investment
Approach
       (a)	Appointment.  TIP, acting on behalf of the Fund,
hereby appoints the Manager to manage the Managed Assets
for the period and on the terms set forth in this Agreement.
The Manager hereby accepts this appointment and agrees to
render the services herein described in accordance with the requirements described in Section 3(a).
       (b)	Powers.  Subject to the supervision of the board
of trustees of TIP and subject to the supervision of TIFF Advisory Services, Inc. (TAS) as Investment Adviser to the Fund, the Manager shall direct investment of the Managed Assets in accordance with the requirements of Section 3(a). TIP, acting on behalf of the Fund, grants the Manager authority to:
		(i)	acquire (by purchase, exchange,
subscription, or otherwise), hold, and
dispose of (by sale, exchange, or
otherwise) securities and other
investments and provide the necessary
instructions on behalf of the Fund to
brokers and custodians to effect the
transactions;
		(ii)	determine what portion of the
Managed Assets will be held
uninvested; and
		(iii)	enter into such agreements and make
such representations (including
representations regarding the purchase
of securities and other instruments for
investment) as may be necessary or
proper in connection with the
performance by the Manager of its
duties hereunder.
       (c)	Power of Attorney.  To enable the Manager to
exercise fully the discretion granted hereunder, TIP appoints the Manager as its attorney-in-fact to invest, sell, and reinvest the Managed Assets as fully as TIP itself could do. The Manager hereby accepts this appointment.
       (d)	Voting.  The Manager shall be authorized to
vote on behalf of the Fund any proxies relating to the Managed Assets, provided, however, that the Manager shall comply with any instructions received from the Fund as to the voting of securities and handling of proxies.
       (e)	Independent Contractor.  Except as expressly
authorized herein, the Manager shall for all purposes be
deemed to be an independent contractor and shall have no
authority to act for or to represent TIP, the Fund, or TAS in any way, or otherwise to be an agent of any of them.
       (f)	Reporting.  The Manager shall furnish to TIP
upon reasonable request such information that TIP may
reasonably require to complete documents, reports, or
regulatory filings.
3.	Requirements; Duties
	(a)	Requirements.  In performing services for the
Fund and otherwise discharging its obligations under this Agreement, the Manager shall act in conformity with the following requirements (the Requirements):
		(i)	the 1940 Act, the Internal Revenue
Code of 1986, as amended, and all
other applicable federal and state laws
and regulations which apply to the
Manager in conjunction with
performing services for the Fund, if any;
(ii)	TIPs Registration Statement under the
1940 Act and the Securities Act of 1933, as amended, on Form N-1A as filed with the Securities and Exchange
Commission relating to the Fund and
the shares of beneficial interest in the Fund, as such Registration Statement may be amended from time to time
(the Registration Statement). TIP shall deliver or otherwise make available to the Manager any amendments or supplements to the Registration
Statement that contain changes that
pertain to the Managers provision of
services under this Agreement prior to
the effectiveness thereof (or as soon as reasonably practicable thereafter);

		(iii)	the Managers Investment Guidelines,
which may be amended from time to
time through mutual agreement by TAS
and the Manager in writing;
		(iv)	written instructions and directions of
the board of trustees of TIP;
(v)	the laws and regulations of the Hong
Kong Special Administrative Region and
the Peoples Republic of China (the PRC),
the Hong Kong and PRC regulations
applicable to their respective stock
exchanges and the Shanghai-Hong Kong
Stock Connect program (including any
future Shenzhen-Hong Kong Stock
Connect program), including, but not
limited to, requirements limiting off-
exchange transfers of shares and
prohibitions against overselling of
shares, subject to paragraph 3(b) of this
Agreement.  To the extent required by
PRC law or any representative of the
PRC government, the Manager will
comply with PRC requirements relating
to short-swing profits, disclosure of
interests, and foreign ownership limits,
subject to paragraph 3(b) of this
Agreement; and
		(vi)	written instructions and directions of
TAS.
       (b)	Responsibility with Respect to Actions of Others.
TIP may place the investment portfolio of each of its funds, including the Fund, with one or more investment managers. To the extent the applicability of, or conformity with, the Requirements depends upon investments made by, or activity of, the managers other than the Manager, the Manager agrees
to comply with such Requirements: (i) to the extent that such compliance is within the Managers Investment Guidelines; and
(ii) to the extent that the Manager is provided with information sufficient to ascertain the applicability of such Requirements. If it appears to the Fund at any time that the Fund may not be in compliance with any Requirement and the Fund or TAS so notifies the Manager, the Manager shall promptly take such
actions not inconsistent with applicable law or regulation as the Fund or TAS may reasonably specify to effect compliance. The
Fund further acknowledges and agrees that certain
requirements under applicable laws in China (including but not limited to the intraday trading restriction, foreign ownership limits, disclosure of interests requirements and short swing profit rule) may be calculated and applied on an aggregate basis across all investment portfolios of the Fund, including any investment portfolios and assets managed by other investment managers of the Fund. The Manager acknowledges and agrees that such requirements may be required to be calculated and
applied on an aggregate basis across all investment portfolios and assets managed by the Manager and, in certain
circumstances, its affiliates. The Managers responsibility to ensure compliance with such applicable laws shall be limited to the trading and investment activities of (i) the Managed Assets only, calculated and applied on an individual account basis without reference to any other investment portfolios or assets managed by other investment managers of the Fund and (ii) to the extent required by law, such other portfolios and assets managed by the Manager and its affiliates if such portfolios and assets are aggregated with the Managed Assets.
	(c)	Responsibility with Respect to Performance of
Duties.  In performing its duties under this Agreement, the
Manager will act solely in the interests of the Fund and shall use reasonable care and its best judgment in matters relating to the Fund. The Manager will not deal with the Managed Assets in its own interest or for its own account; provided however that
nothing in this paragraph shall be construed as a limitation on
Section 7 below.
       (d)	Valuation.  The Manager shall not  be
responsible for calculating the Net Asset Value of the Funds portfolio or making final decisions on the value of portfolio securities used to calculate such net asset value but must review regularly the pricing of the Managed Assets as made available by or on behalf of the Fund. The Manager agrees to notify the Fund as soon as reasonably practicable if the Manager reasonably believes that the value of any portfolio security comprising the Managed Assets may not reflect fair value. The Manager agrees to provide upon reasonable request any pricing information of which the Manager is aware to the Fund, to TAS, or to the Funds administrator to assist in the determination of the fair value of any portfolio security comprising the Managed Assets for which market quotations are not readily available or as otherwise required in accordance with the 1940 Act or the Funds valuation procedures for the purpose of calculating the Funds Net Asset value in accordance with procedures and methods established by the board of trustees of TIP.




4.	Recordkeeping and Reporting
	(a)	Records.  The Manager shall maintain proper
and complete records relating to the furnishing of investment management services under this Agreement, including records with respect to the securities transactions for the Managed
Assets required by Rule 31a-1 under the 1940 Act. All records maintained pursuant to this Agreement shall be subject to examination by the Fund and by persons authorized by it during reasonable business hours upon reasonable notice. Records required by Rule 31a-1 maintained as specified above shall be the property of the Fund; the Manager will preserve such
records for the periods prescribed by Rule 31a-2 under the 1940
Act and shall surrender such records promptly at the Funds
request.  Upon termination of this Agreement, the Manager
shall promptly return records that are the Funds property and, upon demand, shall make and deliver to the Fund true and
complete and legible copies of such other records maintained as required by this Section 4(a) as the Fund may reasonably request.  The Manager may retain copies of records furnished to the Fund.
	(b)	Reports to Custodian.  The Manager shall
provide to the Funds custodian and to the Fund, on each
business day, information relating to all transactions concerning the Managed Assets.
	(c)	Other Reports.  The Manager shall render to the
board of trustees of TIP and to TAS such periodic and special reports as the board or TAS may reasonably request.
5.	Purchase and Sale of Securities
	(a)	Selection of Brokers.  The Manager shall place
all orders for the purchase and sale of securities on behalf of the Fund with brokers or dealers selected by the Manager in conformity with the policy respecting brokerage set forth in the Registration Statement. Neither the Manager nor any of its officers, employees, nor any of its affiliated persons, as defined in the 1940 Act, will act as principal with respect to the
Managed Assets nor will the Manager execute any portfolio transactions for the Managed Assets with a broker or dealer which is (i) an affiliated person of the Fund; (ii) principal underwriter of the Funds shares; or (iii) an affiliated person of such an affiliated person, unless such transactions are: (a) exempt under applicable law or regulation, including under Rule 10f-3(b) or Rule 17a-10; (b) exempt under applicable law or regulation and executed in accordance with the Funds procedures adopted thereunder, including the exemptions
provided by Rule 10f-3(c) or Rule 17a-7, and the Funds Rule 10f-
3 procedures or Rule 17a-7 procedures, as the case may be; or
(c) executed in accordance applicable law or regulation and executed in accordance with the Funds procedures adopted thereunder, including Rule 17e-1 and the Funds Rule 17e-1 procedures. TIP agrees that it will provide the Manager with a written list of such brokers and dealers and will, from time to time, update such list as necessary. The Manager agrees that it will provide TIP or TAS with a written list of brokers and dealers that are affiliates of the Manager and will, from time to time, update such list as necessary.
       In placing such orders, the Manager will give primary consideration to obtaining the most favorable price and efficient execution reasonably available under the
circumstances and in accordance with applicable law. The Fund acknowledges and accepts that certain operational constraints and regulatory restrictions in China may limit the number of brokers, dealers or derivative counter parties the Manager may engage. In evaluating the terms available for executing particular transactions for the Fund and in selecting broker-dealers (including derivative counter parties) to execute such transactions, the Manager may consider, in addition to commission cost and execution capabilities, those factors that it deems relevant, such as the financial stability and reputation of broker-dealers (including derivative counter parties) and the brokerage and research services (as those terms are defined in
Section 28(e) of the Securities Exchange Act of 1934, as
amended) provided by such broker-dealers. The Manager is
authorized to pay a broker-dealer who provides such brokerage and research services a commission for executing a transaction which is in excess of the amount of commission another broker-dealer would have charged for effecting that transaction if the Manager determines in good faith that such commission is reasonable in relation to the value of the brokerage and
research services provided by such broker-dealer in discharging responsibilities with respect to the Fund or to other client accounts as to which it exercises investment discretion.
	(b)	Aggregating Orders.  On occasions when the
Manager deems the purchase or sale of a security to be in the best interest of the Fund as well as other advisory clients of the Manager, the Manager, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution.  In such event, allocation of securities so purchased or sold, as well as the expense
incurred in the transaction, will be made by the Manager in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Fund and its other clients.
6.	Management Fees; Expenses
(a)	Management Fees. Schedule I attached hereto
sets out the fees to be paid by the Fund to the Manager by the tenth business day of the month following the month to which the fee relates. The applicable fee rate will be applied to the average daily net assets of the Managed Assets, computed as described in the Funds
Registration Statement.

	(b)	Expenses.  The Manager shall furnish at its own
expense all of its own office facilities, equipment and supplies, and shall perform at its own expense all routine and recurring functions necessary to render the services required under this Agreement including administrative, bookkeeping and accounting, clerical, statistical, and correspondence functions.
The Fund shall pay directly, or, if the Manager makes payment, reimburse the Manager for, (i) custodial fees for the Managed Assets, (ii) brokerage commissions, issue and transfer taxes and other costs of securities transactions to which the Fund is a party, including any portion of such commissions attributable to research and brokerage services; and (iii) interest and taxes, if any, payable by the Fund. In addition, the Fund shall pay directly, or, if the Manager makes payment, reimburse the
Manager for, such non-recurring special out-of-pocket costs and expenses as may be authorized in advance by the Fund.
7.	Non-Exclusivity of Services
	 The Manager is free to act for its own account and to provide investment management services and advice to others.
The Fund acknowledges that the Manager and its affiliates,
officers and employees, and the Managers other clients, may at any time have, acquire, increase, decrease or dispose of
positions in the same investments which are at the same time being held, acquired or disposed of under this Agreement for the Fund.  Neither the Manager nor any of its officers or
employees shall have any obligation to provide advice or effect a transaction under this Agreement simply because such advice is provided or a transaction is effected for his or its own account or for the account of another client of the Manager or its affiliates. The Fund agrees that the Manager may refrain from providing any advice or services concerning securities of companies for which any officers, directors, partners or
employees of the Manager or any of the Managers affiliates act as financial adviser, investment manager or in any capacity that the Manager deems confidential, unless the Manager
determines in its sole discretion that it may appropriately do so. The Fund appreciates that, for good commercial and legal reasons, material nonpublic information which becomes
available to affiliates of the Manager through these
relationships cannot be passed on to Fund and that the
Manager may be restricted from trading the securities of issuers about which it is in possession of material nonpublic information.
8.	Delegation of Services to Affiliates and Third Parties
	The Fund acknowledges and agrees that the Manager
may, in its discretion, utilize personnel employed by its affiliates to perform services pursuant to this Agreement by way of a participating non-US affiliate agreement in accordance with, and to the extent permitted by, the 1940 Act and the Advisers
Act, including the published interpretations thereof by the U.S. Securities and Exchange Commission (SEC) or its staff. Should such participating non-US affiliate agreement cease to meet the requirements of the 1940 Act or the Advisers Act, including published interpretations thereof by the SEC or its staff, the Managers authority to utilize personnel of its affiliates in the performance of its duties hereunder shall terminate immediately and the Manager shall promptly inform TIP and
TAS.  For the avoidance of doubt, the Manager acknowledges
and agrees that it assumes full responsibility for all actions, and any failure to act, by each person utilized to perform services under this Agreement.
       Fund further acknowledges and agrees that the
Manager may, except where prohibited by applicable law or regulation, use the services of an affiliate or a third party to perform accounting, administrative, reporting or ancillary services to assist the Manager in performing its duties under this Agreement, provided that such services are not considered to be investment advisory services under the 1940 Act.  The
Manager will act in good faith and with due diligence in the selection, use and monitoring of such affiliates and third parties, and shall be solely responsible to the Fund for any loss resulting from willful misfeasance, bad faith, fraud, or gross negligence by such affiliate or third party. The Manager shall be solely responsible for any fees, charges, or expenses owed to such affiliates or third parties.
9.	Liability
	The Manager and any of its affiliates shall not be liable
to the Fund, TIP, TAS or any shareholder for any error of
judgment, but the Manager shall be liable to the Fund for any loss resulting from willful misfeasance, bad faith, fraud, or gross negligence by the Manager in providing services under this
Agreement or from reckless disregard by the Manager of its obligations and duties under this Agreement. Nothing in this Agreement shall constitute a waiver or limitation of any rights that the Fund, TIP, or TAS may have under applicable state or federal laws.
10.	Representations
       (a)	The Manager hereby represents to the Fund
that the Manager is registered as an investment adviser under the Advisers Act, that it has full power and authority to enter into and perform fully the terms of this Agreement and that the execution of this Agreement on behalf of the Manager has been duly authorized and, upon execution and delivery, this Agreement will be binding upon the Manager in accordance with its terms.

       (b)	The Manager represents that it is in material
compliance with all applicable laws, both federal and state.

	(c)	TIP hereby represents to the Manager that it
has full power and authority to enter into and perform fully the terms of this Agreement and that the execution of this Agreement on behalf of the Fund has been duly authorized and, upon execution and delivery, this Agreement will be binding upon TIP in accordance with its terms.
	(d) TIP acknowledges receipt of Parts 2A and B of the Managers Form ADV and Commodity Trading Advisor (CTA)
Disclosure Document (if applicable).

	(e) TIP represents that TIP and the Fund are in material compliance with all applicable laws and regulations, both federal and state and the Fund is permitted to invest in the securities and investments set out in the Managers Investment Guidelines.
11.	Term
	This Agreement shall continue in effect for a period of two (2) years from the date hereof and shall thereafter be automatically renewed for successive periods of one (1) year each, provided such renewals are specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated without the payment of any penalty, by (a) the Fund, if a decision to terminate is made by the board of trustees of TIP or by a vote of a majority of the Funds outstanding voting securities (as defined in the 1940 Act), or (b) the Manager, in each case with at least 30 days written notice from the terminating party and on the date specified in the notice of termination.
	This Agreement shall terminate automatically in the
event of its assignment (as defined in the 1940 Act).
12.	Amendment
	Except as otherwise provided in this Agreement, this Agreement may be amended by mutual consent, but the consent of the Fund must be approved in conformity with the requirements of the 1940 Act and any order of the Securities and Exchange Commission that may address the applicability of such requirements in the case of the Fund. Any such amendment must be in writing and signed by each party.
13.	Notices
	Notices or other communications required to be given pursuant to this Agreement shall be deemed duly given when delivered electronically, in writing, or sent by fax or three business days after mailing registered mail postage prepaid as follows:
Fund:		TIFF Investment Program
		c/o TIFF Advisory Services, Inc.
		Attn:  General Counsel
		170 N. Radnor Chester Road, Suite 300
		Radnor, PA  19087
		Fax:	610-684-8080
		Email:	miops@tiff.org with a copy to
rmaestro@tiff.org




Manager:	Neuberger Berman Asia Limited
       Suites 2007-2020, 20th Floor,
       Jardine House, 1 Connaught Place,
       Central, Hong Kong
       Attn: General Counsel
       Email: Jason.Henchman@nb.com

	Each party may change its address by giving notice as
herein required.
14.	Sole Instrument
	This instrument constitutes the sole and only agreement of the parties to it relating to its object and correctly sets forth the rights, duties, and obligations of each party to the other as of its date. Any prior agreements, promises, negotiations, or representations not expressly set forth in this Agreement are of no force or effect.

15.	Counterparts

	This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which, taken together, shall be deemed to constitute one and the same instrument.

16.	Applicable Law

	This Agreement shall be governed by, and the rights of the parties arising hereunder construed in accordance with, the laws of the State of Delaware without reference to principles of conflict of laws. Nothing herein shall be construed to require either party to do anything in violation of any applicable law or regulation.

17.	Confidential Information

	Any information or recommendations supplied by any party to this Agreement, which are not otherwise in the public domain or previously known to another party in connection with the performance of obligations hereunder, including securities or other assets held or to be acquired by the Fund, transactions in securities or other assets effected or to be effected on behalf of the Fund, or financial information or any other information relating to a party to this Agreement, are to be regarded as confidential (Confidential Information).

       No party may use or disclose to others Confidential Information about the other party, except solely for the legitimate business purposes of the Fund, including but not limited to its affiliates, for which the Confidential Information was provided and in compliance with TIPs policies on the disclosure of portfolio holdings, to the extent applicable; as may be required by applicable law or rule or compelled by judicial or regulatory authority having competent jurisdiction over the party; or as specifically agreed to in writing by the other party to which the Confidential Information pertains. Further, no party may trade in any securities issued by another party while in possession of material non-public information about that party. Lastly, the Manager may not consult with any other money managers for the Fund about transactions in securities or other assets of the Fund, except for purposes of complying with the 1940 Act or SEC rules or regulations applicable to the Fund.
Nothing in this Agreement shall be construed to prevent the Manager from lawfully giving other entities investment advice about, or trading on their behalf in, shares issued by the Fund or securities or other assets held or to be acquired by the Fund.

IN WITNESS WHEREOF, the parties hereto execute this Agreement on and make it effective on the Effective Date specified in the first paragraph of this Agreement.

TIFF Investment Program
	Neuberger Berman Asia Limited
on behalf of the Fund

By:  /s/ Kelly A. Lundstrom    				By:  /s/ Jason
Henchman
Title:  Vice President						Title:
COO


Schedule I

to the Money Manager Agreement (the Agreement) dated as of June 13, 2016 between
Neuberger Berman Asia Limited (the Manager) and
TIFF Investment Program for its TIFF Multi-Asset Fund (the Fund)

Fee Calculation

As compensation for the services performed and the facilities and personnel provided by the Manager pursuant to the Agreement, the Fund will pay the Manager a fee according to the following formula:

		0.90% per annum on the first $100,000,000 of Managed Assets;

		0.80% per annum on the next $100,000,000 of Managed Assets;

		0.60% per annum thereafter.

The fee shall be prorated for any period that is less than a full calendar month.

All capitalized terms used but not defined in this Schedule I shall have the meanings ascribed to them in the Agreement.